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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of NetZero, Inc. (the "Company") for the year ended June 30, 2001 of our reports dated August 14, 2001 included in the Registration Statement on Form S-4 of United Online, Inc. (Registration No. 333-63704) dated August 24, 2001 relating to the consolidated financial statements and financial statement schedule of the Company. We also hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-89705, 333-93599, 333-42084, 333-54210, 333-55704 and 333-61534) of the Company of our reports dated August 14, 2001 relating to the consolidated financial statements and financial statement schedule of the Company, which is incorporated in this Annual Report on Form 10-K.

Century City, California
September 25, 2001

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EXHIBIT 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS